UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2009

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4989 E. La Palma Avenue, Anaheim, California 92807
(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Shares of Equity Securities.

Common Stock Issuances for Services Provided

On August 24, 2009, the Registrant issued 86,234 shares of its restricted common stock as payment for finder’s fee commissions.  The shares were valued at $79,875, which represents the fair market value of the services provided on the award date.

Extension Agreement

On August 20, 2009, the Registrant signed an Extension Agreement (the “Extension”) for the (a) $625,000 senior secured promissory note dated November 18, 2009 and the (b) $100,000 senior secured promissory note  (collectively, the “Notes”) dated May 7, 2009 with Gemini Master Fund, Ltd. (the “Holder” or “Gemini”).  The maturity date of the Notes was extended from August 18, 2009 until November 18, 2009.  As consideration for the Extension the Holder shall receive 50,000 shares of the Registrant’s common stock.  At any time and at the option of the Holder, the Original Note may be converted in whole or in part, into shares of the Registrant’s common stock at a conversion rate of $0.65 per share.  All other terms of the Original Note agreement remain the same and in effect.  The Extension agreement is attached to this Current Report as Exhibit 10.48.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
10.48	Extension Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: August 28, 2009	By:	/s/ David Morse
David Morse
Chief Executive Officer